SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2008

HOSTING SITE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Poplar Place Fanwood, New Jersey	07023
(Address of principal executive offices)	(Zip Code)

(973) 652-6333
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Bridge Loan Agreement

On March 31, 2008 we entered into a Bridge Loan Agreement with Single Touch Interactive, Inc. (“STI”), a Nevada corporation. Therein, we agreed to make a series of loans to STI (the “STI Loans”) in an aggregate amount of up to $3,300,000. Upon making each STI Loan we will receive a secured bridge loan note from STI (the “STI Notes”) which shall provide for the payment of interest at the rate of 12% per annum. Interest and principal on the STI Notes is due on May 31, 2008, subject to extension by mutual agreement, provided, however, that upon the closing, on or prior to May 31, 2008, of the proposed merger (the “Merger”) by and among us, STI and Single Touch Acquisition Corp., a wholly owned subsidiary of ours, the STI Loans shall be forgiven and the STI Notes shall be cancelled and deemed repaid in full. The Merger and the related Agreement and Plan of Merger, dated March 20, 2008 have been previously reported in our Current Report on Form 8-K dated March 20, 2008, which is incorporated herein by reference.

The STI Loans shall be secured by STI’s assets as set forth in the March 31, 2008 Security Agreement between us and STI. In the event the Merger is not completed by May 31, 2008 due to the actions of STI acting without cause, we shall have the right, at our sole discretion, to cause STI to convert the amount of principal and interest then due under the STI Notes, in whole or in part, into units of STI at a price of $1.25 per unit, each unit consisting of one share of STI’s common stock, one Class A Warrant to purchase one share of STI common stock at a price of $1.60 per share at any time during a period of 18 months from issuance, and one Class B Warrant to purchase one share of STI common stock at a price of $2.05 per share at any time during a period of 36 months from issuance.

In the event the Merger is not completed by May 31, 2008 due to actions of ours acting without cause (the “Lender Action”), STI shall have the right to seek appropriate legal remedies against us. These remedies will not relieve STI of its obligations under the STI Notes. Notwithstanding the foregoing and any other provisions of the STI Agreement, in such event STI will be relieved of its obligation to pay interest under the STI Notes but must pay back all principal due under the STI Notes within sixty days of May 31, 2008.

On March 31, 2008 we loaned $1,650,000 to STI and received an STI Note dated March 31, 2008 in the principal amount of $1,650,000. On March 17, 2008 we made a $250,000 bridge loan to STI which is represented by a note of STI dated March 17, 2008 which is due April 16, 2008. We have agreed with STI to convert the March 17, 2008 note into an STI Note which is identical in all material respects to the March 31, 2008 STI Note.

Security Agreement

On March 31, 2008 we entered into a Security Agreement with STI to secure the repayment of the STI Notes. Pursuant to the Security Agreement STI granted us a security interest in its assets. Upon the completion of the Merger on or prior to May 31, 2008 or upon payment in full of the STI Notes, the Security Agreement shall be terminated and we shall terminate our security interest in STI’s assets.

HSNI Notes

On March 24, 2008 we commenced an offering of up to $3,300,000 in convertible notes (the Company Notes”) to be sold in reliance on Regulation S or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or in reliance on Section 4(2) under the Securities Act. On March 31, 2008 we accepted subscriptions for an aggregate of $1,650,000. The proceeds were subsequently loaned to STI as described above. The Company Notes are convertible into units at any time after issuance at the rate of $1.25 per unit. Each unit consists of one share of our common stock, one Class A Warrant to purchase one share of our common stock for a period of 18 months at an exercise price of $1.60 per share and one Class B Warrant to purchase one share of our common stock for period of 36 months at an exercise price of $2.05 per share. The unit conversion price and Class A and Class B Warrant exercise prices are subject to anti-dilution protection and take into account the prior effectiveness of a reverse stock split at the rate of 2.3:1 which we intend to effect in conjunction with the Merger.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 4.1	Form of Promissory Note to be issued in the Private Placement Offering that commenced on March 24, 2008

Exhibit 4.2	Form of Single Touch Interactive, Inc. Promissory Note

Exhibit 10.1	Bridge Loan Agreement, dated March 31, 2008, between Hosting Site Network, Inc. and Single Touch Interactive, Inc.

Exhibit 10.2	Security Agreement, dated March 31, 2008, between Hosting Site Network, Inc. and Single Touch Interactive, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTING SITE NETWORK, INC.

April 3, 2008	By:	/s/ Scott Vicari
Name: Scott Vicari Title: President

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